                                                                     EXHIBIT 11

    ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.) AND
         SUBSIDIARIES SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE


                                                                       Nine Months  Ended July 31,         Year Ended
                                                                     -------------------------------       January 31,
                                                                            1996           1995              1996
                                                                            ----           ----              ----
                               PRIMARY
                               -------


 Net Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . .        ($1,204,571)    ($1,201,282)       ($1,537,250)


 Less- increase in carrying amount of redeemable
    preferred stock  . . . . . . . . . . . . . . . . . . . . . .           (714,426)          --               --
                                                                   --------------------------------------------------------
                                                                        ($1,918,997)    ($1,201,282)       ($1,537,250)
                                                                   ========================================================


 Weighted average number of common shares outstanding  . . . . .             943,150       1,082,015            943,150

    Add - common shares (determined using the "treasury
    stock" (method) representing additional shares(1)
    as if those shares were outstanding for all periods) . . . .             430,558         430,558            430,558

                                                                   --------------------------------------------------------


 Weighted average number of shares used in calculation of primary
 loss per share  . . . . . . . . . . . . . . . . . . . . . . . .           1,373,708       1,512,573          1,373,708
                                                                   ========================================================


 Primary net loss per common share . . . . . . . . . . . . . . .             ($1.40)         ($0.79)            ($1.12)
                                                                   ========================================================

                            FULLY DILUTED
                            -------------

 Net loss for primary loss per common share
 and for fully diluted per share amounts . . . . . . . . . . . .        ($1,918,997)    ($1,201,282)       ($1,537,250)

                                                                   ========================================================


 Weighted average number of shares used in calculating
 primary loss per share  . . . . . . . . . . . . . . . . . . . .           1,373,708       1,512,573          1,373,708
 Add incremental shares representing:
    Shares issuable upon conversion of convertible
    preferred stock  . . . . . . . . . . . . . . . . . . . . . .             712,500         579,213            713,459

  Shares issuable upon exercise of stock options . . . . . . . .              15,000           9,945             15,000
                                                                   --------------------------------------------------------


 Weighted average number of shares used in calculation
 of fully diluted loss per share . . . . . . . . . . . . . . . .           2,101,208       2,101,731          2,107,167
                                                                   ========================================================



 Fully diluted net loss per common share . . . . . . . . . . . .             ($0.91)         ($0.57)            ($0.73)
                                                                   ========================================================



                                                                    Nine Months
                                                                       Ended             Year Ended
                                                                    October 31,         January 31,
                                                                        1995                1995
                                                                        ----                ----
                               PRIMARY
                               -------


 Net Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . .      ($1,151,545)         ($1,062,621)


 Less- increase in carrying amount of redeemable
    preferred stock  . . . . . . . . . . . . . . . . . . . . . .          --                   --
                                                                   ------------------------------------
                                                                      ($1,151,545)         ($1,062,621)
                                                                   ====================================


 Weighted average number of common shares outstanding  . . . . .           943,150              983,084
    Add - common shares (determined using the "treasury
    stock" (method) representing additional shares(1)
    as if those shares were outstanding for all periods) . . . .           430,558              430,558
                                                                   ------------------------------------


 Weighted average number of shares used in calculation of primary
 loss per share  . . . . . . . . . . . . . . . . . . . . . . . .         1,373,708            1,413,642
                                                                   ====================================


 Primary net loss per common share . . . . . . . . . . . . . . .           ($0.84)              ($0.75)
                                                                   ====================================


                            FULLY DILUTED
                            -------------

 Net loss for primary loss per common share
 and for fully diluted per share amounts . . . . . . . . . . . .      ($1,151,545)         ($1,062,621)

                                                                   ====================================

 Weighted average number of shares used in calculating
 primary loss per share  . . . . . . . . . . . . . . . . . . . .         1,373,708            1,413,642
 Add incremental shares representing:
    Shares issuable upon conversion of convertible
    preferred stock  . . . . . . . . . . . . . . . . . . . . . .           713,782              100,000

  Shares issuable upon exercise of stock options . . . . . . . .            15,000               --
                                                                   ------------------------------------

 Weighted average number of shares used in calculation
 of fully diluted loss per share . . . . . . . . . . . . . . . .         2,102,490            1,513,642
                                                                   ====================================


 Fully diluted net loss per common share . . . . . . . . . . . .           ($0.55)              ($0.70)
                                                                   ====================================

(1) Additional shares represent the number of shares and options issued within the twelve months prior to the Company filing a registration statement on May 3, 1996 for an initial public offering
        (IPO) that were issued for consideration per share or at an exercise price per share less than the anticipated IPO price of $3.50 per share.